                                                                    Exhibit 11.a

                          THE WILLIAMS COMPANIES, INC.
         COMPUTATION OF EARNINGS PER COMMON AND COMMON-EQUIVALENT SHARE
                   Three months ended June 30, 1996 and 1995

                                                                                        (Thousands, except
                                                                                        per-share amounts)
                                                                                      ---------------------
                                                                                         1996        1995
                                                                                      ---------     -------
Primary earnings:
    Net income                                                                          $80,400     $83,300
    Preferred stock dividends:
           $2.21 cumulative preferred stock                                                 400       1,900
           $3.50 cumulative convertible preferred stock                                   2,200       1,500
                                                                                        -------     -------
    Income applicable to common stock                                                   $77,800     $79,900
                                                                                        =======     =======

Primary shares:
    Average number of common shares outstanding during the period                       104,860      98,282
    Common-equivalent shares attributable to options and deferred stock                   3,388       3,457
                                                                                        -------     -------
    Total common and common-equivalent shares                                           108,248     101,739
                                                                                        =======     =======

Primary earnings per common and common-equivalent share                                    $.72        $.79
                                                                                        =======     =======

Fully diluted earnings:
    Net income                                                                          $80,400     $83,300
    $2.21 cumulative preferred stock dividends                                              400       1,900
                                                                                        -------     -------
    Income applicable to common stock                                                   $80,000     $81,400
                                                                                        =======     =======

Fully diluted shares:
    Average number of common shares outstanding during the period                       104,860      98,282
    Common-equivalent shares attributable to options and deferred stock                   3,388       3,588
    Dilutive preferred shares                                                             3,906       2,648
                                                                                        -------     -------
    Total common and common-equivalent shares                                           112,154     104,518
                                                                                        =======     =======

Fully diluted earnings per common and common-equivalent share                              $.71        $.78
                                                                                        =======     =======

                                                                    Exhibit 11.b
                          THE WILLIAMS COMPANIES, INC.
         COMPUTATION OF EARNINGS PER COMMON AND COMMON-EQUIVALENT SHARE
                    Six months ended June 30, 1996 and 1995

                                                                                             (Thousands, except
                                                                                             per-share amounts)
                                                                                         -------------------------
                                                                                            1996           1995
                                                                                          --------      ----------
Primary earnings:
  Income from continuing operations                                                       $185,300      $  166,500
  Preferred stock dividends:
     $2.21 cumulative preferred stock                                                          800           4,000
     $3.50 cumulative convertible preferred stock                                            4,400           1,500
                                                                                          --------      ----------
  Income from continuing operations, net of  preferred stock dividends                     180,100         161,000
  Income from discontinued operations                                                            -       1,005,700
                                                                                          --------      ----------
  Income applicable to common stock                                                       $180,100      $1,166,700
                                                                                          ========      ==========

Primary shares:
  Average number of common shares outstanding during the period                            104,601          94,648
  Common-equivalent shares attributable to options and deferred stock                        3,403           3,201
                                                                                          --------      ----------
  Total common and common-equivalent shares                                                108,004          97,849
                                                                                          ========      ==========

Primary earnings per common and common-equivalent share:
  Income from continuing operations                                                       $   1.67      $     1.65
  Income from discontinued operations                                                            -           10.27
                                                                                          --------      ----------
  Net income                                                                              $   1.67      $    11.92
                                                                                          ========      ==========

Fully diluted earnings:
  Income from continuing operations                                                       $185,300      $  166,500
  $2.21 cumulative preferred stock dividends                                                   800           4,000
                                                                                          --------      ----------
  Income from continuing operations, net of preferred stock dividends                      184,500         162,500
  Income from discontinued operations                                                            -       1,005,700
                                                                                          --------      ----------
  Income applicable to common stock                                                       $184,500      $1,168,200
                                                                                          ========      ==========

Fully diluted shares:
  Average number of common shares outstanding during the period                            104,601          94,648
  Common-equivalent shares attributable to options and deferred stock                        3,526           3,366
  Dilutive preferred shares                                                                  3,906           1,316
                                                                                          --------      ----------
  Total common and common-equivalent shares                                                112,033          99,330
                                                                                          ========      ==========

Fully diluted earnings per common and common-equivalent share:
  Income from continuing operations                                                       $   1.65      $     1.64
  Income from discontinued operations                                                            -           10.12
                                                                                          --------      ----------
  Net income                                                                              $   1.65      $    11.76
                                                                                          ========      ==========